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                                                                   EXHIBIT 4.1.1
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                              OF CHEMED CORPORATION

         Chemed Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of March 7, 2003 resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED,That the Certificate of Incorporation of this
                           corporation be amended by changing Article I thereof so that, as amended said Article shall be and read as follows:

                           "The name of the corporation is Roto-Rooter, Inc."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held on May 19, 2003 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Chemed Corporation has caused this certificate to be signed by its President and Chief Executive Officer and attested by its Vice President and Secretary, this 19th day of May, 2003.


(Corporate Seal)

Attest:
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By: /s/ Naomi C. Dallob                    By:    /s/ Kevin J. McNamara
    -----------------------------------           -----------------------------------
    Naomi C. Dallob, Secretary                    Kevin J. McNamara
                                                  President & Chief Executive Officer
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